Delaware                PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MANAGED FUTURES PROFILE HV, L.P.", CHANGING ITS NAME FROM "MANAGED FUTURES PROFILE HV, L.P." TO "POLARIS FUTURES FUND L.P.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF APRIL, A.D. 2011, AT 4:46 O'CLOCK  P.M.

4306155 8100

110427569

You may verify this certificate online                                                                                                                     ________________________________
at corp.delaware.gov/authver.shtml                                                                                                                     AUTHENTICATION:   8704220

DATE:  04-19-11

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the
Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Managed Futures Profile HV,

SECOND: Article1of the Certificate of Limited Partnership shall be amended as follows:

The name of the limited partnership is Polaris Futures Fund LP. (the "Partnership").

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 18th day of
April, A.D. 2011 .

                                                                                                        By:

General Partner(s)

                                               Walter Davis. Authorized Person

                                           of Ceres Managed Futures LLC
Name:       ___________________

_____________________
Print or Type

FILED 04:46 PM 04/18/2011

SRV 110427569 – 4306155 FILE

State of Delaware

Secretary of State
                                                                                                                           Division of Corporations
Delivered 05:20 PM 04/18/2011